Consent of Independent Accountants

We hereby consent to the use in the
Prospectus constituting part of this
Registration Statement on Form S-4 of
American Skiing Company of our report
dated December 22, 1995 relating to
the financial statements of American
Skiing Company, which appears in such
Prospectus.  We also consent to the
references to us under the headings
"Experts", "Summary Historical
Financial Data" and "Selected
Historical Financial Data" in such
Prospectus.  However, it should be
noted that Price Waterhouse LLP has
not prepared or certified such
"Summary Historical Financial Data"
or "Selected Historical Financial
Data."

We hereby consent to the use in the
Prospectus constituting part of this
Registration Statement on Form S-4 of
American Skiing Company of our report
dated June 11, 1996 relating to the
financial statements of Sugarbush
Resort Corporation, which appears in
such Prospectus.  We also consent to
the reference to us under the
headings "Experts" in such
Prospectus.

We hereby consent to the use in the
Prospectus constituting part of this
Registration Statement on Form S-4 of
American Skiing Company of our report
dated August 31, 1995 relating to the
financial statements of S-K-I Ltd.,
which appears in such Prospectus.  We
also consent to the references to us
under the headings "Experts",
"Summary Historical Financial Data"
and "Selected Historical Financial
Data" in such Prospectus.  However,
it should be noted that Price
Waterhouse LLP has not prepared or
certified such "Summary Historical
Financial Data" or "Selected
Historical Financial Data."

/s/ Price Waterhouse LLP
Boston, MA
August 7, 1996